UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 10, 2019

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 600,
San Diego, CA 92130
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code
(858) 550-1900
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Private Placement
On April 10, 2019, Evofem Biosciences, Inc. (the “Company,” “we,” “us,” or “Evofem”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with PDL Biopharma, Inc., a Delaware corporation (“PDL Biopharma”), funds discretionally managed by Invesco Asset Management Ltd (“Invesco”) and funds managed by Woodford Asset Management Limited (“Woodford”; collectively with Invesco and PDL Biopharma, the “Purchasers”), pursuant to which the Company will issue and sell an aggregate of up to $80 million of the Company’s common stock, par value $0.0001 per share (the “Shares”) and warrants to purchase shares of common stock (collectively, the “Securities”) in a private placement (the “Private Placement”).
The Private Placement will occur in up to two closings. The first closing was completed on April 11, 2019 (the “First Closing”), pursuant to which the Company issued and sold to PDL Biopharma 6,666,667 shares of our common stock and warrants to purchase up to 1,666,667 shares of common stock for an aggregate purchase price of $30 million (the “First Closing Securities”), representing a purchase price of $4.50 per share of common stock. The warrants have an exercise price of $6.38 per share.
Until June 10, 2019, the Purchasers have the right, but not the obligation, to purchase 11,111,111 additional shares of common stock and warrants to purchase up to an additional 2,777,779 shares of common stock issued in connection therewith, for an aggregate purchase price of $50 million in a second closing (the “Second Closing”). The purchase price per share and warrant exercise price per share for securities sold in the Second Closing will be the same as those sold in the First Closing. If a Purchaser elects not to participate in the Second Closing, the other Purchasers will have a right to purchase the non-participating Purchaser’s portion as further described in the Securities Purchase Agreement. The Second Closing is subject to customary conditions and to stockholder approval. The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) for its 2019 Annual Meeting of Stockholders, pursuant to which it will seek, among other things, stockholder approval of the issuance of the Securities pursuant to the Securities Purchase Agreement as required by Nasdaq Listing Rule 5635(b).
Upon completion of the First Closing and the Second Closing, the Company expects to receive net proceeds of approximately $27.5 million and $47.2 million, respectively, and to use these net proceeds for clinical research and development purposes, including resubmission of our NDA with the FDA and pre-commercialization activities, and for general corporate purposes. Upon completion of the First Closing, the Company expects to pay approximately $1.8 million in advisory fees to financial advisors in connection with the First Closing, and approximately $2.8 million in advisory fees to financial advisors upon completion of the Second Closing.
Description of Common Warrants
The warrants have an exercise price of $6.38 per share, a seven year term and will become exercisable at any time on or after the date that is six (6) months following their respective issuance dates. The First Closing warrants and Second Closing warrants to be issued to PDL Biopharma and Invesco have (or will have) certain beneficial ownership limitations upon exercise. Invesco (together with its affiliates) is prohibited from exercising any portion of these warrants to the extent it would beneficially own more than 4.99% (or 9.99% in certain circumstances) of our outstanding common stock immediately after exercise. With respect to PDL Biopharma and exercises by PDL Biopharma prior to stockholder approval, the warrants contain limitations on exercise prohibiting PDL Biopharma from exercising any portion of the warrants to the extent PDL Biopharma would beneficially own more than 19.99% of our outstanding common stock immediately after exercise. With respect to PDL Biopharma and exercises by PDL Biopharma after stockholder approval, there will be no limitations on exercise. The warrants to be issued to Woodford in the Second Closing will each be issued as a unit with one share of our common stock.
Registration Rights Agreement
In connection with the Private Placement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which we agreed, among other things, to (i) file a registration statement with the SEC within 30 days following the First Closing registering for resale the shares of our common stock issued in the First Closing and the shares of our common stock issuable upon exercise of the First Closing warrants (the “First Closing Registration Statement”), (ii) use our commercially reasonable efforts to have the First Closing Registration Statement declared effective, (iii) file a registration statement with the SEC within 30 days following the Second Closing registering for resale the shares of our common stock issued in the Second Closing and the shares of our common stock issuable upon exercise of the Second Closing warrants (the “Second Closing Registration Statement”), (iv) use our commercially reasonable efforts to have the Second Closing Registration Statement declared effective and (v) maintain the effectiveness of the First Closing Registration Statement and Second Closing Registration Statement until all registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
The Registration Rights Agreement contains customary terms and conditions for transactions of this type, and includes liquidated damages penalties in the event that we fail to satisfy or maintain the specified filing and effectiveness time periods in the Registration Rights Agreement.

We have granted the Purchasers, and the Purchasers have granted us, customary indemnification rights in connection with the registration statements.
Board of Director Designation and Observer Rights
Contingent upon completion of the Second Closing and PDL Biopharma’s full exercise of its right to purchase Securities in the Second Closing, PDL Bipharma will be granted the right to designate a member of our Board of Directors for so long as PDL Biopharma continues to hold in excess of 12.5% of our issued and outstanding stock. Upon PDL Biopharma’s full exercise of its right to participate in the Second Closing, the number of authorized seats of our Board of Directors will be increased from seven authorized seats to eight authorized seats and Dominique Monnet, President and CEO of PDL Biopharma, is expected to be appointed as a Class I member of our Board of Directors. In addition, PDL Bipharma will be granted observer rights, for so long as PDL Bipharma continues to hold at least 12.5% of our issued and outstanding stock.
Voting and Support Agreements
In accordance with the terms of the Securities Purchase Agreement, the parties entered into a Voting and Support Agreement with each of the Purchasers pursuant to which Invesco and Woodford agreed, among other things, to vote all shares of common stock beneficially held by them in favor of the issuances in the Second Closing and transactions contemplated by the Securities Purchase Agreement.
Cancellation of Outstanding Warrants
Upon and subject to the completion of the Second Closing, warrants exercisable to purchase up to 1,663,029 shares of common stock previously issued to Woodford and Invesco will be cancelled and be of no further force and effect as of the completion of the Second Closing.
The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement, Voting and Support Agreement and warrants are subject to, and qualified in their entirety by reference to the full text of the Securities Purchase Agreement, Registration Rights Agreement, Voting and Support Agreement and forms of warrants, copies of which are filed as Exhibits 10.1, 10.2, 9.1, 4.1 and 4.2, respectively, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the Securities will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) set forth in Rule 506 of Regulation D under the Securities Act. The issuance of the Securities has not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities will not involve a public offering. The Purchasers represented that they are accredited investors, as such term is defined in Rule 501 of Regulation D under the Securities Act, and that they are acquiring the Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal securities laws.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
To the extent required by Item 5.02 of Current Report on Form 8-K, the disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated by reference.

Item 8.01.	Other Events.
Press Release
On April 11, 2019, we issued a press release announcing the execution of the Securities Purchase Agreement, as well as the other actions contemplated thereby and in connection therewith, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements
This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this document, the words “will,” “may,” “would,” “approximate,” “expect,” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements relating to the timing and completion of the Second Closing and the executive and board structure of the Company following the Second Closing. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk that the conditions to the closing of the Second Closing are not satisfied, uncertainties as to the timing of the consummation of the Second Closing, and the ability of the Purchasers and the Company to otherwise complete the Second Closing. This review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2019. The Company can give no assurance that the conditions to the Second Closing will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Warrant for Woodford
9.1	Form of Voting and Support Agreement
10.1*	Securities Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press Release, dated April 11, 2019

* Attachments omitted pursuant to Item 605(a)(5) of Regulation S-K. The names of the omitted attachments are referenced in the as-filed Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: April 11, 2019	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer